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                                                                     EXHIBIT 12

                           BESTFOODS AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

($ Millions)                          FOR THE SIX
                                      MONTHS ENDED                     FOR THE YEARS ENDED DECEMBER 31,
                                     JUNE 30, 2000      1999           1998         1997          1996          1995
                                     -------------      ----           ----         ----          ----          ----
INCOME FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES:          $523.1       $1,147.1       $1,021.1       $704.2       $  880.2       $654.9
                                         ------       --------       --------       ------       --------       ------
Add (subtract):
    Portion of rents representative
         of interest                       17.5           35.0           33.3         32.2           33.4         25.6
    Interest on bonds, mortgages
         & similar debt                    61.8          131.6          125.5        100.9           68.4         52.6
    Other interest                         50.0           66.2           60.7         72.8          100.0         55.7
    Interest expense included in
         cost of plant construction        (1.6)          (6.9)          (3.5)        (3.4)          (4.8)        (3.7)
                                         ======       ========       ========       ======       ========       ======
Income as adjusted                       $650.8       $1,373.0       $1,237.1       $906.7       $1,077.2       $785.1
                                         ======       ========       ========       ======       ========       ======

FIXED CHARGES:
    Portion of rents representative
         of interest                     $ 17.5       $   35.0       $   33.3       $ 32.2       $   33.4       $ 25.6
    Interest on bonds, mortgages
         & similar debt                    61.8          131.6          125.5        100.9           68.4         52.6
    Other interest                         50.0           66.2           60.7         72.8          100.0         55.7
                                         ======       ========       ========       ======       ========       ======
                                         $129.3       $  232.8       $  219.5       $205.9       $  201.8       $133.9
                                         ======       ========       ========       ======       ========       ======

RATIO OF EARNINGS TO FIXED CHARGES          5.0            5.9            5.6          4.4            5.3          5.9
                                         ======       ========       ========       ======       ========       ======

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